EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Physical Spa & Fitness, Inc.:


We consent to inclusion in this Form 10-KSB for the fiscal year ended December 31, 2000 of our report dated March 9, 2001, relating to the consolidated balance sheets of Physical Spa & Fitness Inc. and subsidiaries as of December 31, 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the year ended December 31, 2000.



                               /s/ Moores Rowlands


Hong Kong
March 9,2001